OMI Corporation
Exhibit 23.1
Form 11-K

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-72458 on Form S-8 of our report dated June 28, 2006, appearing in this Annual Report on Form 11-K of OMI Corporation Savings Plan for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

New York, New York
June 28, 2006

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